Exhibit 10.10

AMENDMENT NO. 1 TO PROMISSORY NOTE DATED SEPTEMBER 18, 2025

THIS AMENDMENT NO. 1 TO PROMISSORY NOTE DATED SEPTEMBER 18, 2025 (“Amendment No. 1”) is entered into by and between Brava Acquisition Corp., a Cayman Islands exempted company (the “Maker”) and Brava Capital Management LLC, a Delaware limited liability company (the “Payee”) as of January 16, 2026.

WHEREAS, on September 18, 2025, the “Maker entered into a promissory note to pay to the order of the Payee or its registered assigns or successors or order, the principal sum of up to Three Hundred Thousand Dollars ($300,000) in lawful money of the United States of America, on the terms and conditions described therein (the “Note”);

WHEREAS, pursuant to Section 1 of the Note, the outstanding principal balance was due on the earlier of (i) December 31, 2025 or (ii) the date on which Maker consummates an initial public offering of its securities (the “IPO”);

WHEREAS, the Maker and the Payee have agreed to amend the Note to extend the maturity date.

NOW, THEREFORE, THE MAKER AND THE PAYEE AGREE AS FOLLOWS:

1.	The first sentence of Section 1 of the Note is deleted and replaced with the following:

“1. Principal. The principal balance of this Note shall be payable by the Maker on the earlier of: (i) March 31, 2026 or (ii) the date on which Maker consummates an initial public offering of its securities (the “IPO”).”

2.	With the exception of the foregoing, all other provisions of the Note remain in full force and effect.

IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, have caused this Amendment No. 1 to be duly executed by the undersigned as of the day and year first above written.

BRAVA ACQUISITION CORP.

By:	/s/ Carlos Andres Barresi
Name:	Carlos Andres Barresi
Title:	Chairman

BRAVA CAPITAL MANAGEMENT LLC

By:	/s/ Dennis Rodrigues
Name:	Dennis Rodrigues
Title:	Member